CURTISS-WRIGHT CORPORATION
RETIREMENT PLAN
As Amended and Restated effective January 1, 2015
SEVENTH INSTRUMENT OF AMENDMENT
Recitals:
1.Curtiss-Wright Corporation (the “Company”) has heretofore adopted the Curtiss-Wright Corporation Retirement Plan (the “Plan”) and has caused the Plan to be amended and restated in its entirety effective as of January 1, 2015.
2.The Plan consists of four separate components:
a.The EMD Component, which applies to eligible employees of Curtiss-Wright Electro-Mechanical Corporation as provided in the EMD appendix to the Plan (the “EMD Component”);
b.The CWC Component, which applies to other employees of the Company eligible to participate in the Plan (the “CWC Component”);
c.The Williams Salaried Plan Component, which applies to eligible employees of Williams Controls, Inc. as provided in the plan document for the plan formerly known as the Williams Controls, Inc. Retirement Plan prior to the Plan’s merger with it, effective as of December 31, 2014; and
d.The Williams Union Plan Component, which applies to eligible employees of Williams Controls, Inc. as provided in the plan document for the plan formerly known as the Williams Controls, Inc. U.A.W. Local 492 Pension Agreement prior to its merger with the plan formerly known as the Williams Controls, Inc. Retirement Plan, effective as of December 31, 2014 (the “Williams Union Plan Component”).
3.Subsequent to the most recent amendment and restatement of the Plan, the Company has decided to amend the CWC Component for the following reasons:
a.To reflect the terms of a new collective bargaining agreement covering employees of the Company’s Addison operations that (i) increases their benefit formula with respect to credited service earned on or after January 1, 2021, and (ii) provides for the cessation of benefit accruals after December 31, 2028; and
b.To reflect the terms of a new collective bargaining agreement covering employees of the Company’s Lynwood operations that provides for the cessation of benefit accruals after December 31, 2028.
4.Subsequent to the most recent amendment and restatement of the Plan, the Company has decided to amend the EMD Component to reflect the terms of new collective bargaining agreements covering certain employees of Curtiss-Wright Electro-Mechanical Corporation that provides for the cessation of benefit accruals after December 31, 2028.
5.Articles 12.01 and 12.02 of the CWC Component permit the Company to amend the CWC Component, by written resolution, at any time and from time to time.

6.Article 11.02(b) of the CWC Component authorizes the Curtiss-Wright Corporation Administrative Committee to adopt certain CWC Component amendments on behalf of the Company.
7.Article 11.02(b) of the CWC Component and Section 12.B.2 of the EMD Component authorize the Curtiss-Wright Corporation Administrative Committee to adopt certain Plan amendments on behalf of the Company.
Amendment:
For the reasons set forth in the Recitals to this Instrument of Amendment, the CWC and EMD Components of the Plan are hereby amended in the following respects:
CWC Component
The CWC Component is amended as follows:
1.Effective January 1, 2021, Article 9.02(a)(viii) (“Metal Improvement Company, LLC – Addison Division”) is amended by adding the following subparagraph (I) at the end thereof, to read as follows:
(I) With benefits commencing on or after January 1, 2021, $23.00 multiplied by his years of Credited Service on or after January 1, 2021, for any pension payments due for months commencing on or after January 1, 2021.

In no event shall any years of Credited Service be credited for purposes of this paragraph (a)(viii) for any period of employment on or after January 1, 2029.
2.Effective July 1, 2019, Article 9.02(a)(xi) (“Metal Improvement Company, LLC – Lynwood Division”) is amended by adding the following paragraph at the end thereof, to read as follows:
In no event shall any years of Credited Service be credited for purposes of this paragraph (a)(xi) for any period of employment on or after January 1, 2029.
EMD Component
Effective August 17, 2019, the EMD Component is amended as follows:
Section 4.A.1(c) is amended in its entirety, to read as follows:
(c) For each year of Credited Service after December 31, 1994, and on or before December 31, 2028, for an Employee who has an election to contribute in effect for a Plan Year, the Employee's monthly accumulated pension under the Career Accumulation method shall be the sum of 1/12 of 2% of Compensation for that Plan Year; provided, however, that in no event shall such an Employee's monthly accumulated pension under the Career Accumulation method for a Plan Year be less than $31.00 multiplied by the Participant's Credited Service for such Plan Year. An Employee's monthly accumulated pension for a year under the Career Accumulation method shall be zero, if the Employee has elected to waive his right to contribute for such year, except as provided in Sections 3.E and 4.E. In no event shall any years of Credited Service be credited for purposes of this paragraph (c) for any period of employment on or after January 1, 2029.

Except to the extent amended by this Instrument of Amendment, the Plan shall remain in full force and effect.
IN WITNESS WHEREOF, this amendment has been executed on this ____ day of __________________, 2019.

Curtiss-Wright Corporation
Administrative Committee

By:
Christopher J. McMahon